As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-239501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COASTAL FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Washington	56-2392007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5415 Evergreen Way

Everett, Washington 98203

(425) 257-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coastal Community Bank 401(k) Plan

(Full Title of the Plan)

Eric M. Sprink

President and Chief Executive Officer

Coastal Financial Corporation

5415 Evergreen Way

Everett, Washington 98203

(425) 257-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel G. Edwards Executive Vice President and Chief Financial Officer Coastal Financial Corporation 5415 Evergreen Way Everett, Washington 98203 (425) 257-9000	Frank M. Conner III Christopher DeCresce Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, D.C. 20001 (202) 662-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement of Coastal Financial Corporation, a Washington corporation (the “Company”), on Form S-8 (File No. 333-239501 and referred to herein as the “Registration Statement”) filed with the Securities and Exchange Commission on June 26, 2020, which registered 250,000 shares of the Company’s Common Stock, no par value per share (“Common Stock”), for offer or sale pursuant to the Coastal Community Bank 401(k) Plan (the “Plan”). The Registration Statement also registered an indeterminate amount of participation interests (the “Participation Interests”) to be offered or sold pursuant to the Plan.

Effective as of January 1, 2021, the purchase of Company Common Stock and related Plan Participation Interests ceased to be an investment option under the Plan. Accordingly, the Company is filing this Post-Effective Amendment pursuant to the undertakings of the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered for issuance that remain unsold at the termination of the offering.

The Company hereby terminates the effectiveness of the Registration Statement and the Company hereby deregisters all shares of Common Stock and all related Plan Participation Interests registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and related Plan Participation Interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on May 28, 2021.

COASTAL FINANCIAL CORPORATION

/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the Trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington on May 28, 2021.

COASTAL COMMUNITY BANK 401(k) PLAN

By: Coastal Community Bank, Plan Sponsor and Administrator

/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and Chief Financial Officer